Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

September 30, 2022

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
September 30, 2022
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Third Quarter 2022 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	11

Consolidated Financial Statements
Consolidated Balance Sheets	12
Consolidated Statements of Income	13

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	14
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	15
Funds from Operations	16
Market Capitalization, Debt Ratios and Liquidity	17
Additional Disclosures	18

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	20
Leasing Activity	21
Leases Executed but Not Yet Rent Commenced	22
Retail Portfolio Lease Expiration Schedules	23

Property Data
Property Status Report	25
Property Acquisitions and Dispositions	28
Development, Redevelopment and Anchor Repositioning Projects	29

Debt Schedules
Debt Summary	31
Mortgage Debt Summary	32
Debt Maturity Schedule	33

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Third Quarter 2022 Results and Provides Full-Year 2022 Guidance
-- Declares Quarterly Common Dividend of $0.16 per Share --

NEW YORK, NY, November 3, 2022 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended September 30, 2022 and provided its outlook for the full-year 2022.
“We are very pleased with the third quarter performance including the continued momentum in our leasing velocity, which reflects strong demand from a broad set of retailers, especially throughout the suburbs around New York City, our largest market,” said Jeff Olson, Chairman and CEO. “Our recently executed lease with Target at Bruckner Commons and the improvement in shop occupancy this quarter with the addition of high-quality tenants including First Watch and Shake Shack are among the recent highlights. Notably, future gross rent from leases executed but not yet commenced grew to $28 million representing 12% of current annualized NOI, with one million square feet under active negotiation representing an additional 10% of annualized NOI.”

Financial Results(1)(2)
•Generated net income attributable to common shareholders of $11.4 million, or $0.10 per diluted share, for the third quarter of 2022 compared to $27.8 million, or $0.24 per diluted share, for the third quarter of 2021 and $32.5 million, or $0.28 per diluted share, for the nine months ended September 30, 2022 compared to $60.2 million, or $0.51 per diluted share, for the nine months ended September 30, 2021.
•Generated Funds from Operations ("FFO") applicable to diluted common shareholders of $35.9 million, or $0.29 per share, for the quarter compared to $45.3 million, or $0.37 per share, for the third quarter of 2021 and $106.3 million, or $0.87 per share, for the nine months ended September 30, 2022 compared to $112.5 million, or $0.92 per share, for the nine months ended September 30, 2021.
•Generated FFO as Adjusted applicable to diluted common shareholders of $36.5 million, or $0.30 per share, for the quarter compared to $33.6 million, or $0.28 per share, for the third quarter of 2021 and $107.9 million, or $0.88 per share, for the nine months ended September 30, 2022 compared to $100.4 million, or $0.82 per share for the nine months ended September 30, 2021.

Operating Results(1)(3)
•Increased same-property Net Operating Income ("NOI"), including properties in redevelopment, by 1.5% compared to the third quarter of 2021 and by 1.7% compared to the nine months ended September 30, 2021.
•Increased same-property NOI, excluding properties in redevelopment, by 3.4% compared to the third quarter of 2021 and by 3.3% compared to the nine months ended September 30, 2021.
•Reported same-property portfolio leased occupancy of 94.7%, a decrease of 20 basis points compared to June 30, 2022 and an increase of 180 basis points compared to September 30, 2021.
•Consolidated occupancy, excluding Sunrise Mall, was 91.8% as of September 30, 2022. Subsequent to the end of the third quarter, we executed an anchor lease with Target at Bruckner Commons, totaling 139,000 sf and increasing consolidated occupancy, excluding Sunrise Mall, by 90 basis points to 92.7%.
•Executed 36 new leases, renewals and options totaling 308,000 sf during the quarter. Same-space leases totaled 296,000 sf and generated average rent spreads of (1.1)% on a cash basis. The negative spread was driven by the execution of an anchor lease renewal in a non-core market. Excluding this lease, same-space average rent spreads would have been 2.7% on a cash basis.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of September 30, 2022 include:
•Total liquidity of approximately $952 million, comprised of $152 million of cash on hand and $800 million available under our revolving credit agreement.
•Mortgages payable of $1.7 billion, with a weighted average term to maturity of 4.4 years. Approximately 91% of our outstanding debt is fixed rate.
•Total market capitalization of approximately $3.3 billion, comprised of 122.4 million fully-diluted common shares valued at $1.6 billion and $1.7 billion of debt.
•Net debt to total market capitalization of 46%.

Leasing, Development and Redevelopment
The Company commenced $54.7 million of redevelopment projects and now has $260.9 million of active redevelopment projects under way, with estimated remaining costs to complete of $174.9 million. The active redevelopment projects are expected to generate an approximate 10% unleveraged yield.
Subsequent to the quarter, a lease was executed with Target to backfill 139,000 sf of the former Kmart space at Bruckner Commons, located in the Bronx, NY, and is included in the Company's active development, redevelopment and anchor repositioning projects. The addition of Target is expected to serve as a catalyst to further upgrade the tenant mix as additional junior anchors are added to the property.
As of September 30, 2022, the Company has signed leases that have not yet rent commenced that are expected to generate $23.8 million of future annual gross rent, representing approximately 10% of current annualized NOI. Approximately $0.6 million of this amount is expected to be recognized in the fourth quarter of 2022.

Financing Activity
On August 9, 2022, the Company restated and amended its revolving credit agreement which increased the credit facility size by $200 million to $800 million, and extended the maturity date to February 9, 2027 with two six-month extension options. Company borrowings under the amended agreement are subject to interest at SOFR plus 1.10% with an annual facility fee of 0.15% based on the Company's current leverage ratio as defined in the facility.

2022 Full-Year Outlook
The Company has provided its outlook for full-year performance estimating net income of $0.36 to $0.38 per diluted share, FFO of $1.16 to $1.17 per diluted share, and FFO as Adjusted of $1.17 to $1.19 per diluted share. A reconciliation of net income to FFO and FFO as Adjusted, as well as the assumptions related to the 2022 outlook are included on the following page.

Dividend Declaration
On November 2, 2022, the Board of Trustees declared a regular quarterly dividend of $0.16 per common share. The dividend will be payable on December 30, 2022 to common shareholders of record on December 15, 2022.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on November 3, 2022 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13732646. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting November 3, 2022 at 11:30am ET through November 17, 2022 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13732646.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 6 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended September 30, 2022.
(3) Refer to page 7 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended September 30, 2022.
(4) Net debt as of September 30, 2022 is calculated as total consolidated debt of $1.7 billion less total cash and cash equivalents, including restricted cash, of $152 million.
(5) Refer to page 17 for the calculation of market capitalization as of September 30, 2022.

2022 Earnings Guidance

The Company has provided 2022 earnings guidance, estimating net income of $0.36 to $0.38 per diluted share, NAREIT FFO of $1.16 to $1.17 per diluted share, and FFO as Adjusted of $1.17 to $1.19 per diluted share. Below is a summary of the Company's 2022 outlook, assumptions used in our forecasting, and a reconciliation of the range of estimated earnings, NAREIT FFO, and FFO as Adjusted per diluted share.

2022 Full Year Outlook:

•Net income available to common shareholders (per diluted share) of $0.35 to $0.37
•NAREIT FFO (per diluted share) of $1.16 to $1.17
•FFO as Adjusted (per diluted share) of $1.17 to $1.19

The Company's full year outlook is based on the following assumptions (in thousands):

•Same-property NOI growth of 3.0% to 4.0%
•Same-property NOI growth including properties in redevelopment of 1.5% to 2.5%
•No new acquisitions or dispositions for the remainder of the year
•No new financing transactions
•Does not include any items that impact FFO comparability, including loss on extinguishment of debt, litigation and other non-routine legal expenses, transaction costs, or any one-time items outside of the ordinary course of business
•G&A expenses ranging from $40,600 to $41,600
•Interest and debt expense ranging from $58,500 to $59,500

	Guidance 2022E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$44,200	$46,200	$0.36	$0.38
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(1,800)	(1,800)	(0.01)	(0.01)
Consolidated subsidiaries	1,000	1,000	0.01	0.01
Net income attributable to common shareholders	43,400	45,400	0.35	0.37
Adjustments:
Rental property depreciation and amortization	97,000	97,000	0.79	0.79
Gain on sale of real estate	(400)	(400)	—	—
Limited partnership interests in operating partnership	1,800	1,800	0.01	0.01
FFO Applicable to diluted common shareholders	141,800	143,800	1.16	1.17
Adjustments to FFO:
Transaction, severance and other expenses	1,800	1,800	0.01	0.01
Reinstatement of receivables arising from the straight-lining of rents, net of write-offs	(200)	(200)	—	—
FFO as Adjusted applicable to diluted common shareholders	$143,400	$145,400	$1.17	$1.19
(1) Amounts may not foot due to rounding.

The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2022 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 9 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the Securities and Exchange Commission for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 69 and 68 properties for the three and nine months ended September 30, 2022 and 2021, respectively. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.

•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of September 30, 2022, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 69 and 68 properties for the three and nine months ended September 30, 2022 and 2021, respectively. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local vs. regional/national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and nine months ended September 30, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 4 for a description of FFO and FFO as Adjusted.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net income	$11,465	$30,105	$33,008	$63,802
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(455)	(1,149)	(1,348)	(2,608)
Consolidated subsidiaries	373	(1,190)	835	(961)
Net income attributable to common shareholders	11,383	27,766	32,495	60,233
Adjustments:
Rental property depreciation and amortization	24,100	22,941	72,855	67,898
Limited partnership interests in operating partnership	455	1,149	1,348	2,608
Gain on sale of real estate	—	(6,926)	(353)	(18,648)
Real estate impairment loss	—	372	—	372
FFO Applicable to diluted common shareholders	35,938	45,302	106,345	112,463
FFO per diluted common share(1)	0.29	0.37	0.87	0.92
Adjustments to FFO:
Transaction, severance and other expenses	674	526	1,806	271
Reinstatement of receivables arising from the straight-lining of rents, net of write-offs	(102)	(716)	(235)	(82)
Impact of lease terminations(2)	—	(11,078)	—	(11,078)
Tenant bankruptcy settlement income	—	(464)	(36)	(752)
Tax impact of Puerto Rico transactions	—	37	—	(453)
FFO as Adjusted applicable to diluted common shareholders	$36,510	$33,607	$107,880	$100,369
FFO as Adjusted per diluted common share(1)	$0.30	$0.28	$0.88	$0.82

Weighted Average diluted common shares(1)	122,413	121,987	122,372	122,212
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three months ended September 30, 2022 and 2021 and the nine months ended September 30, 2022 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) During the third quarter of 2021, net income includes $12.5 million of accelerated amortization of below-market lease intangibles resulting from the termination of our leases with Kmart and Sears. The $11.1 million adjustment to FFO in calculating FFO as Adjusted is net of the $1.4 million attributable to the noncontrolling interest in Sunrise Mall.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three and nine months ended September 30, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 4 for a description of NOI and same-property NOI.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net income	$11,465	$30,105	$33,008	$63,802
Other (income) expense	230	(75)	(300)	(524)
Depreciation and amortization	24,343	23,171	73,561	68,534
General and administrative expense	9,852	10,134	31,607	28,286
Gain on sale of real estate	—	(6,926)	(353)	(18,648)
Interest income	(294)	(77)	(713)	(303)
Interest and debt expense	15,266	14,638	43,511	44,193
Income tax expense	646	704	2,262	905
Real estate impairment loss	—	372	—	372
Non-cash revenue and expenses	(1,922)	(15,237)	(6,287)	(18,992)
NOI	59,586	56,809	176,296	167,625
Adjustments:
Non-same property NOI and other(1)	(8,466)	(6,273)	(23,677)	(18,143)
Sunrise Mall net operating loss	1,637	1,023	3,338	2,661
Tenant bankruptcy settlement income and lease termination income	(7)	(533)	(117)	(1,294)
Same-property NOI	$52,750	$51,026	$155,840	$150,849
NOI related to properties being redeveloped	4,964	5,829	13,930	16,083
Same-property NOI including properties in redevelopment	$57,714	$56,855	$169,770	$166,932
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired or disposed in the period.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and nine months ended September 30, 2022 and 2021. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 4 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net income	$11,465	$30,105	$33,008	$63,802
Depreciation and amortization	24,343	23,171	73,561	68,534
Interest and debt expense	15,266	14,638	43,511	44,193
Income tax expense	646	704	2,262	905
Gain on sale of real estate	—	(6,926)	(353)	(18,648)
Real estate impairment loss	—	372	—	372
EBITDAre	51,720	62,064	151,989	159,158
Adjustments for Adjusted EBITDAre:
Transaction, severance and other expenses	674	526	1,806	271
Reinstatement of receivables arising from the straight-lining of rents, net of write-offs	(102)	(716)	(235)	(82)
Impact of lease terminations(1)	—	(12,481)	—	(12,481)
Tenant bankruptcy settlement income	—	(464)	(36)	(752)
Adjusted EBITDAre	$52,292	$48,929	$153,524	$146,114
(1) Amount reflects accelerated amortization of $12.5 million of below-market lease intangibles related to the termination of our leases with Kmart and Sears in the third quarter of 2021 (classified within rental revenue in the consolidated statements of income).

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 76 properties totaling 17.2 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic and related COVID-19 variants, including its potential impact on our retail tenants and their ability to make rent and other payments or honor their commitments under existing leases; (ii) the loss or bankruptcy of major tenants; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as rising inflation and disruption of, or lack of access to, the capital markets, as well as potential volatility in the Company’s share price; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors, including the discontinuation of USD LIBOR, which is currently anticipated to occur in 2023; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2021.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this Press Release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL INFORMATION
As of September 30, 2022

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 4 and 9 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and nine months ended September 30, 2022 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

	Three Months Ended		Nine Months Ended
Summary Financial Results	September 30, 2022		September 30, 2022
Total revenue	$98,290		$296,345
General & administrative expenses (G&A)	$9,852		$31,607
Net income attributable to common shareholders	$11,383		$32,495
Earnings per diluted share	$0.10		$0.28
Adjusted EBITDAre(7)	$52,292		$153,524
Funds from operations (FFO)	$35,938		$106,345
FFO per diluted common share	$0.29		$0.87
FFO as Adjusted	$36,510		$107,880
FFO as Adjusted per diluted common share	$0.30		$0.88
Total dividends declared per share	$0.16		$0.48
Stock closing price low-high range (NYSE)	$13.11 to $17.33		$13.11 to $19.76
Weighted average diluted shares used in EPS computations(1)	121,683		121,472
Weighted average diluted common shares used in FFO computations(1)	122,413		122,372

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	76 / 73
Gross leasable area (GLA) sf - retail portfolio(3)(5)	14,523,000
Weighted average annual rent psf - retail portfolio(3)(5)	$19.99
Consolidated portfolio leased occupancy at end of period(9)	87.8%
Consolidated retail portfolio leased occupancy at end of period(5)	92.3%
Same-property portfolio leased occupancy at end of period(2)	94.7%
Same-property physical occupancy at end of period(4)(2)	90.1%
Same-property NOI growth(2)	3.4%		3.3%
Same-property NOI growth, including redevelopment properties	1.5%		1.7%
NOI margin - total portfolio	61.9%		61.1%
Expense recovery ratio - total portfolio	79.0%		81.0%
New, renewal and option rent spread - cash basis(8)	(1.1)%		5.5%
New, renewal and option rent spread - GAAP basis(8)	3.7%		13.5%
Net debt to total market capitalization(6)	46.5%		46.5%
Net debt to Adjusted EBITDAre(6)	7.4	x	7.6	x
Adjusted EBITDAre to interest expense(7)	3.6	x	3.7	x
Adjusted EBITDAre to fixed charges(7)	2.8	x	2.8	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and nine months ended September 30, 2022 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 1.3 million square feet of industrial properties, 1.2 million square feet for Sunrise Mall and 132,000 square feet of self-storage. The weighted average annual rent per square foot for our industrial portfolio was $7.21.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes industrial and self-storage.
(6) See computation for the quarter ended September 30, 2022 on page 17. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 15.
(8) See computation on page 21.
(9) Excluding Sunrise Mall, consolidated portfolio leased occupancy is 91.8%.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of September 30, 2022 (unaudited) and December 31, 2021
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021
ASSETS
Real estate, at cost:
Land	$544,358	$543,827
Buildings and improvements	2,464,901	2,441,797
Construction in progress	271,898	212,296
Furniture, fixtures and equipment	8,303	7,530
Total	3,289,460	3,205,450
Accumulated depreciation and amortization	(790,414)	(753,947)
Real estate, net	2,499,046	2,451,503
Operating lease right-of-use assets	64,078	69,361
Cash and cash equivalents	108,437	164,478
Restricted cash	43,954	55,358
Tenant and other receivables	16,398	15,812
Receivable arising from the straight-lining of rents	64,214	62,692
Identified intangible assets, net of accumulated amortization of $39,307 and $37,361, respectively	65,974	71,107
Deferred leasing costs, net of accumulated amortization of $19,621 and $17,641, respectively	21,742	20,694
Prepaid expenses and other assets	77,649	74,111
Total assets	$2,961,492	$2,985,116

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,695,776	$1,687,190
Operating lease liabilities	59,581	64,578
Accounts payable, accrued expenses and other liabilities	78,710	84,829
Identified intangible liabilities, net of accumulated amortization of $39,040 and $35,029, respectively	95,371	100,625
Total liabilities	1,929,438	1,937,222
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,440,748 and 117,147,986 shares issued and outstanding, respectively	1,173	1,170
Additional paid-in capital	1,006,348	1,001,253
Accumulated other comprehensive income	554	—
Accumulated deficit	(30,982)	(7,091)
Noncontrolling interests:
Operating partnership	41,387	39,616
Consolidated subsidiaries	13,574	12,946
Total equity	1,032,054	1,047,894
Total liabilities and equity	$2,961,492	$2,985,116

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2022 and 2021 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUE
Rental revenue	$98,175	$105,985	$295,045	$294,257
Other income	115	854	1,300	2,249
Total revenue	98,290	106,839	296,345	296,506
EXPENSES
Depreciation and amortization	24,343	23,171	73,561	68,534
Real estate taxes	16,231	15,862	47,662	47,826
Property operating	17,672	15,692	56,473	51,874
General and administrative	9,852	10,134	31,607	28,286
Casualty and impairment loss	—	372	—	372
Lease expense	3,109	3,164	9,327	9,665
Total expenses	71,207	68,395	218,630	206,557
Gain on sale of real estate	—	6,926	353	18,648
Interest income	294	77	713	303
Interest and debt expense	(15,266)	(14,638)	(43,511)	(44,193)
Income before income taxes	12,111	30,809	35,270	64,707
Income tax expense	(646)	(704)	(2,262)	(905)
Net income	11,465	30,105	33,008	63,802
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(455)	(1,149)	(1,348)	(2,608)
Consolidated subsidiaries	373	(1,190)	835	(961)
Net income attributable to common shareholders	$11,383	$27,766	$32,495	$60,233

Earnings per common share - Basic:	$0.10	$0.24	$0.28	$0.51
Earnings per common share - Diluted:	$0.10	$0.24	$0.28	$0.51
Weighted average shares outstanding - Basic	117,382	117,087	117,359	117,009
Weighted average shares outstanding - Diluted	121,683	117,137	121,472	122,212

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and nine months ended September 30, 2022 and 2021
(in thousands)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2022	2021		2022	2021
Total NOI(1)
Total revenue	$96,261	$91,138	5.6%	$288,747	$275,810	4.7%
Total property operating expenses	(36,675)	(34,329)	6.8%	(112,451)	(108,185)	3.9%
NOI - total portfolio	$59,586	$56,809	4.9%	$176,296	$167,625	5.2%

NOI margin (NOI / Total revenue)	61.9%	62.3%		61.1%	60.8%

Same-property NOI(1)(2)
Property rentals	$60,148	$58,999		$179,057	$174,690
Tenant expense reimbursements	21,538	20,624		67,517	66,087
Rental revenue deemed uncollectible	777	(474)		916	584
Total revenue	82,463	79,149		247,490	241,361
Real estate taxes	(13,214)	(12,752)		(39,363)	(40,394)
Property operating	(13,652)	(12,539)		(43,744)	(41,630)
Lease expense	(2,847)	(2,832)		(8,543)	(8,488)
Total property operating expenses	(29,713)	(28,123)		(91,650)	(90,512)
Same-property NOI(1)(2)	$52,750	$51,026	3.4%	$155,840	$150,849	3.3%

NOI related to properties being redeveloped	$4,964	$5,829		$13,930	$16,083
Same-property NOI including properties in redevelopment(1)	$57,714	$56,855	1.5%	$169,770	$166,932	1.7%

Same-property physical occupancy	90.1%	89.5%		90.1%	89.4%
Same-property leased occupancy	94.7%	92.9%		94.7%	92.9%
Number of properties included in same-property analysis	69			68

(1) NOI excludes non-cash revenue and expenses. Refer to page 7 for a reconciliation of net income to NOI and same-property NOI.
(2) Excludes NOI related to properties acquired or disposed in the comparative periods and Sunrise Mall.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and nine months ended September 30, 2022 and 2021
(in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
Net income	$11,465		$30,105		$33,008		$63,802
Depreciation and amortization	24,343		23,171		73,561		68,534
Interest expense	14,344		13,893		41,056		41,946
Amortization of deferred financing costs	922		745		2,455		2,247
Income tax expense	646		704		2,262		905
Gain on sale of real estate	—		(6,926)		(353)		(18,648)
Real estate impairment loss	—		372		—		372
EBITDAre	51,720		62,064		151,989		159,158
Adjustments for Adjusted EBITDAre:
Transaction, severance and other expenses	674		526		1,806		271
Reinstatement of receivables arising from the straight-lining of rents, net of write-offs	(102)		(716)		(235)		(82)
Impact of lease terminations	—		(12,481)		—		(12,481)
Tenant bankruptcy settlement income	—		(464)		(36)		(752)
Adjusted EBITDAre	$52,292		$48,929		$153,524		$146,114

Interest expense	$14,344		$13,893		$41,056		$41,946

Adjusted EBITDAre to interest expense	3.6	x	3.5	x	3.7	x	3.5	x

Fixed charges
Interest expense	$14,344		$13,893		$41,056		$41,946
Scheduled principal amortization	4,260		3,834		13,132		9,465
Total fixed charges	$18,604		$17,727		$54,188		$51,411

Adjusted EBITDAre to fixed charges	2.8	x	2.8	x	2.8	x	2.8	x

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and nine months ended September 30, 2022
(in thousands, except per share amounts)

	Three Months Ended September 30, 2022		Nine Months Ended September 30, 2022
	(in thousands)	(per share)(2)	(in thousands)	(per share)(2)
Net income	$11,465	$0.09	$33,008	$0.27
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(455)	—	(1,348)	(0.01)
Consolidated subsidiaries	373	—	835	0.01
Net income attributable to common shareholders	11,383	0.09	32,495	0.27
Adjustments:
Rental property depreciation and amortization	24,100	0.20	72,855	0.60
Gain on sale of real estate	—	—	(353)	—
Limited partnership interests in operating partnership(1)	455	—	1,348	0.01
FFO applicable to diluted common shareholders	35,938	0.29	106,345	0.87
Adjustments to FFO:
Transaction, severance and other expenses	674	0.01	1,806	0.01
Reinstatement of receivables arising from the straight-lining of rents, net of write-offs	(102)	—	(235)	—
Tenant bankruptcy settlement income	—	—	(36)	—
FFO as Adjusted applicable to diluted common shareholders	$36,510	$0.30	$107,880	$0.88

Weighted average diluted shares used to calculate EPS	121,683		121,472
Assumed conversion of OP and LTIP Units to common shares	730		900
Weighted average diluted common shares - FFO	122,413		122,372
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Individual items may not add up due to total rounding.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of September 30, 2022
(in thousands, except share amounts)

	September 30, 2022
Closing market price of common shares	$13.34

Basic common shares	117,440,748
OP and LTIP units	4,974,470
Diluted common shares	122,415,218

Equity market capitalization	$1,633,019

Total consolidated debt(1)	$1,704,074
Cash and cash equivalents including restricted cash	(152,391)
Net debt	$1,551,683

Net Debt to annualized Adjusted EBITDAre	7.4	x

Total consolidated debt(1)	$1,704,074
Equity market capitalization	1,633,019
Total market capitalization	$3,337,093

Net debt to total market capitalization at applicable market price	46.5%

Cash and cash equivalents including restricted cash	$152,391
Available under unsecured credit facility	800,000
Total liquidity	$952,391

(1) Total consolidated debt excludes unamortized debt issuance costs of $8.3 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Rental Revenue:
Property rentals(1)	$72,843	$82,878	$217,179	$219,234
Tenant expense reimbursements	24,665	24,108	77,186	77,200
Rental revenue deemed uncollectible	667	(1,001)	680	(2,177)
Total rental revenue	$98,175	$105,985	$295,045	$294,257

Composition of Rental Revenue for the Quarter Ended September 30, 2022

(in thousands)	Three Months Ended September 30, 2022
Collected property rentals and tenant expense reimbursements from third quarter billings(2)	$89,151
Uncollected property rentals and tenant expense reimbursements from third quarter billings(2)
Reserved	1,518
Accrued - unreserved	3,270
Total property rentals and tenant expense reimbursements before non-cash adjustments from third quarter billings(3)	93,939
Non-cash adjustments(4)	3,569
Rental revenue deemed uncollectible	667
Total rental revenue recognized	$98,175

Composition of Rental Revenue Deemed Uncollectible

(in thousands)	Three Months Ended September 30, 2022
Rental revenue deemed uncollectible
Amounts billed in third quarter deemed uncollectible	$1,518
Amounts billed prior to third quarter now deemed uncollectible	312
Recovery of amounts deemed uncollectible in prior periods	(2,497)
Total rental revenue deemed uncollectible(5)	$(667)

Tenant and Other Receivables

As of September 30, 2022
(in thousands)
Tenant and other receivables billed	$30,794
Revenue deemed uncollectible	(14,396)
Tenant and other receivables deemed collectible	$16,398

(1) Percentage rents for the three and nine months ended September 30, 2022 were $1.0 million and $2.6 million, respectively, and $0.8 million and $1.5 million for the same periods in 2021.
(2) The Company has collected 99% of third quarter base rents as of October 30, 2022.
(3) Total third quarter billings include $5.0 million of gross amounts billed for leases with rental revenue being recognized on a cash-basis. As of September 30, 2022, the Company had 106 leases with rental revenue being recognized on a cash-basis, which represented approximately 4.9% of total portfolio ABR.
(4) Amount comprises straight-line rents, amortization of lease intangibles, credits for tenant abatements and accrued unbilled amounts during the third quarter.
(5) Rental revenue deemed uncollectible pertaining to cash basis tenants was an expense of $0.2 million consisting of $1.2 million of charges, offset by $1.0 million of amounts recovered in the quarter.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

Status of Rent Deferrals
As of September 30, 2022, the Company has executed or approved deferral agreements amounting to $11.7 million with a weighted average remaining payback period of 24 months and has collected 99% of the deferral payments due:

	As of September 30, 2022
(in thousands)	Unbilled	Rebilled and Collected	Rebilled and Uncollected	Total
Accrual basis	$702	$7,252	$—	$7,954
Cash basis(1)	2,174	1,479	96	3,749
Total	$2,876	$8,731	$96	$11,703

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Certain Non-Cash Items:
Straight-line rents(2)	$465	$352	$1,522	$(338)
Amortization of below-market lease intangibles, net(2)	1,555	15,021	5,062	19,775
Lease expense GAAP adjustments(3)	(98)	(137)	(296)	(445)
Amortization of deferred financing costs(4)	(922)	(745)	(2,455)	(2,247)
Capitalized interest(4)	2,232	386	5,922	733
Share-based compensation expense(5)	(2,580)	(2,809)	(7,677)	(8,218)

Capital Expenditures:(6)
Development and redevelopment costs	$18,606	$23,712	$57,515	$37,441
Maintenance capital expenditures	7,398	2,950	15,636	6,781
Leasing commissions	237	760	899	1,538
Tenant improvements and allowances	888	424	1,839	2,215
Total capital expenditures	$27,129	$27,846	$75,889	$47,975

	September 30, 2022	December 31, 2021
Accounts Payable, Accrued Expenses and Other Liabilities:
Deferred tenant revenue	$25,273	$28,898
Accrued capital expenditures and leasing costs	18,066	19,164
Accrued interest payable	10,481	9,879
Other liabilities and accrued expenses	8,085	8,057
Security deposits	7,246	6,693
Accrued payroll expenses	6,546	9,134
Finance lease liability	3,013	3,004
Total accounts payable, accrued expenses and other liabilities	$78,710	$84,829

(1) Unbilled amount includes $1.2 million owed from a bankrupt tenant who is in default. We are actively reviewing our options for recovery.
(2) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income. During the three months ended September 30, 2022 and 2021, the Company reinstated $0.1 million and $0.7 million, respectively, of receivables arising from the straight-lining of rents, net of write-offs for tenants moved back to accrual basis accounting. During the nine months ended September 30, 2022 and 2021, the Company reinstated $0.2 million and $0.1 million, respectively, of receivables arising from the straight-lining of rents, net of write-offs for tenants moved back to accrual basis accounting.
(3) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(5) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(6) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of September 30, 2022

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot	6	808,926	4.7%	$15,731,153	5.6%	$19.45	13.6
The TJX Companies(2)	21	669,606	3.9%	13,213,728	4.7%	19.73	4.6
Lowe's Companies	6	976,415	5.7%	8,946,256	3.2%	9.16	5.3
Best Buy	8	359,551	2.1%	8,568,106	3.1%	23.83	5.3
Walmart	5	708,435	4.1%	7,479,449	2.7%	10.56	5.7
Burlington	7	415,828	2.4%	7,200,733	2.6%	17.32	6.3
Kohl's	7	633,345	3.7%	6,650,369	2.4%	10.50	5.2
PetSmart	10	228,869	1.3%	5,843,768	2.1%	25.53	3.4
BJ's Wholesale Club	4	454,297	2.7%	5,771,563	2.1%	12.70	7.6
Ahold Delhaize (Stop & Shop)	5	362,696	2.1%	5,429,430	1.9%	14.97	6.0
ShopRite	4	296,018	1.7%	5,335,224	1.9%	18.02	9.9
Target Corporation	3	335,937	2.0%	5,290,952	1.9%	15.75	10.1
LA Fitness	6	287,420	1.7%	5,053,088	1.8%	17.58	7.0
Amazon(3)	3	145,279	0.8%	4,717,885	1.7%	32.47	6.4
The Gap(4)	11	166,032	1.0%	4,693,166	1.7%	28.27	3.0
Staples	8	167,832	1.0%	3,541,704	1.3%	21.10	2.6
Bob's Discount Furniture	4	170,931	1.0%	3,251,494	1.2%	19.02	4.5
Bed Bath & Beyond(5)	7	205,673	1.2%	3,017,257	1.1%	14.67	5.3
Dick's Sporting Goods	4	185,910	1.1%	2,750,494	1.0%	14.79	1.1
24 Hour Fitness	1	53,750	0.3%	2,700,000	1.0%	50.23	9.3
Anthropologie	1	31,450	0.2%	2,531,725	0.9%	80.50	6.0
Planet Fitness	5	101,046	0.6%	2,415,325	0.9%	23.90	8.4
Raymour & Flanigan	4	215,254	1.3%	2,370,497	0.8%	11.01	6.1
Nordstrom	2	66,561	0.4%	2,284,902	0.8%	34.33	2.3
Petco	6	76,546	0.4%	1,828,357	0.7%	23.89	2.6

Total/Weighted Average	148	8,123,607	47.4%	$136,616,625	49.1%	$16.82	6.6

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (13), T.J. Maxx (4), HomeGoods (3) and Homesense (1).
(3) Includes Whole Foods (2) and Amazon Fresh (1).
(4) Includes Old Navy (8), Gap (2) and Banana Republic (1).
(5) Includes Bed Bath & Beyond (3), Harmon Face Values (3) and buybuy Baby (1).

Note: Amounts shown in the table above include all retail properties, including those in redevelopment, on a cash basis, other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and nine months ended September 30, 2022

	Three Months Ended September 30, 2022		Nine Months Ended September 30, 2022
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New Leases
Number of new leases executed	16	16	47	47
Total square feet	67,592	67,592	456,885	456,885
Number of same space leases	13	13	41	41
Same space square feet	56,124	56,124	403,330	403,330
Prior rent per square foot	$30.21	$32.56	$20.49	$21.80
New rent per square foot	$36.47	$33.96	$25.52	$23.56
Same space weighted average lease term (years)	7.5	7.5	11.9	11.9
Same space TIs per square foot	N/A	$31.01	N/A	$19.73
Rent spread	20.7%	4.3%	24.5%	8.1%

Renewals & Options
Number of leases executed	20	20	59	59
Total square feet	239,937	239,937	874,037	874,037
Number of same space leases	20	20	59	59
Same space square feet	239,937	239,937	874,037	874,037
Prior rent per square foot	$22.89	$22.88	$17.81	$18.20
New rent per square foot	$22.54	$22.24	$19.18	$18.95
Same space weighted average lease term (years)	5.2	5.2	5.3	5.3
Same space TIs per square foot	N/A	$—	N/A	$—
Rent spread	(1.5)%	(2.8)%	7.7%	4.1%

Total New Leases and Renewals & Options
Number of leases executed	36	36	106	106
Total square feet	307,529	307,529	1,330,922	1,330,922
Number of same space leases	33	33	100	100
Same space square feet	296,061	296,061	1,277,367	1,277,367
Prior rent per square foot	$24.28	$24.72	$18.66	$19.34
New rent per square foot	$25.18	$24.46	$21.18	$20.41
Same space weighted average lease term (years)	5.6	5.6	7.4	7.4
Same space TIs per square foot	N/A	$5.88	N/A	$6.23
Rent spread	3.7%	(1.1)%	13.5%	5.5%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of September 30, 2022

The Company has signed leases that have not yet rent commenced that are expected to generate an additional $23.8 million of future annual gross rent, representing approximately 10% of current annualized NOI. Approximately $18.4 million of this amount pertains to leases included in Active Redevelopment Projects on page 29. National and regional tenants represent 77% of the leased but not yet rent commenced pipeline. We expect to recognize approximately $0.6 million of these future gross rents in the fourth quarter of 2022. The below table illustrates the gross revenue expected to be recognized for the next four years, in the respective periods, from commencement of these leases.

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since June 30, 2022:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of June 30, 2022	$22,900
Less: Leases commenced during the third quarter	(1,800)
Plus: Leases executed during the third quarter	2,700
Leases executed but not yet rent commenced as of September 30, 2022	$23,800

Note: Subsequent to the quarter, the Company executed an anchor lease totaling 139,000 sf, representing approximately $4.6 million of future annual gross rents, or an additional 2% of current annualized NOI, which is not included in the tables above.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of September 30, 2022

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	36,000	0.3%	$20.42	27	71,000	2.9%	$24.36	29	107,000	0.7%	$23.04
2022	1	50,000	0.4%	24.00	16	29,000	1.2%	47.52	17	79,000	0.5%	32.63
2023	17	482,000	4.0%	19.71	79	231,000	9.3%	39.09	96	713,000	4.9%	25.99
2024	37	1,280,000	10.6%	18.85	71	224,000	9.1%	33.96	108	1,504,000	10.4%	21.10
2025	28	1,075,000	8.9%	15.72	54	185,000	7.5%	36.87	82	1,260,000	8.7%	18.83
2026	21	688,000	5.7%	18.53	76	248,000	10.0%	37.14	97	936,000	6.4%	23.46
2027	22	839,000	7.0%	12.31	80	286,000	11.6%	32.89	102	1,125,000	7.7%	17.54
2028	20	871,000	7.2%	20.05	45	168,000	6.8%	38.79	65	1,039,000	7.2%	23.08
2029	31	1,384,000	11.5%	19.87	41	148,000	6.0%	43.23	72	1,532,000	10.5%	22.13
2030	15	1,091,000	9.1%	12.72	32	114,000	4.6%	46.01	47	1,205,000	8.3%	15.87
2031	15	955,000	7.9%	15.37	18	70,000	2.8%	33.26	33	1,025,000	7.1%	16.59
2032	9	280,000	2.3%	16.04	43	149,000	6.0%	49.09	52	429,000	3.0%	27.52
Thereafter	36	2,311,000	19.2%	15.42	35	146,000	5.9%	35.42	71	2,457,000	16.9%	16.61
Subtotal/Average	254	11,342,000	94.1%	$16.71	617	2,069,000	83.7%	$37.97	871	13,411,000	92.3%	$19.99
Vacant	22	708,000	5.9%	N/A	159	404,000	16.3%	N/A	181	1,112,000	7.7%	N/A
Total/Average	276	12,050,000	100.0%	N/A	776	2,473,000	100.0%	N/A	1,052	14,523,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment). The average base rent for our 1,345,000 square-foot warehouse properties (excluded from the table above) is $7.21 per square foot as of September 30, 2022.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of September 30, 2022

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	2	36,000	0.3%	$20.42	27	71,000	2.9%	$24.36	29	107,000	0.7%	$23.04
2022	1	50,000	0.4%	24.00	14	26,000	1.0%	48.59	15	76,000	0.5%	32.41
2023	4	80,000	0.7%	23.98	60	166,000	6.7%	41.96	64	246,000	1.7%	36.11
2024	6	144,000	1.2%	19.88	45	123,000	5.0%	36.59	51	267,000	1.8%	27.58
2025	10	290,000	2.4%	19.64	29	87,000	3.5%	41.37	39	377,000	2.6%	24.65
2026	6	103,000	0.9%	24.25	38	105,000	4.3%	43.30	44	208,000	1.4%	33.87
2027	3	42,000	0.3%	23.61	38	114,000	4.6%	29.40	41	156,000	1.1%	27.84
2028	6	333,000	2.8%	15.82	35	98,000	4.0%	38.11	41	431,000	3.0%	20.89
2029	14	410,000	3.4%	23.29	27	90,000	3.6%	46.92	41	500,000	3.5%	27.54
2030	10	281,000	2.3%	20.92	28	98,000	4.0%	40.88	38	379,000	2.6%	26.08
2031	12	316,000	2.6%	21.96	27	80,000	3.2%	40.80	39	396,000	2.7%	25.76
2032	6	239,000	2.0%	17.21	30	96,000	3.9%	63.32	36	335,000	2.3%	30.42
Thereafter	174	9,018,000	74.8%	23.14	219	915,000	37.0%	46.41	393	9,933,000	68.4%	25.28
Subtotal/Average	254	11,342,000	94.1%	$22.64	617	2,069,000	83.7%	$43.69	871	13,411,000	92.3%	$25.88
Vacant	22	708,000	5.9%	N/A	159	404,000	16.3%	N/A	181	1,112,000	7.7%	N/A
Total/Average	276	12,050,000	100.0%	N/A	776	2,473,000	100.0%	N/A	1,052	14,523,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment). The average base rent for our 1,345,000 square-foot warehouse properties assuming exercise of all options at future tenant rent (excluded from the table above) is $8.47 per square foot as of September 30, 2022.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2022
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Olympic)	31,000	100.0%	$80.50	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	43.8%	72.00	—	Sweetgreen
Connecticut:
Newington	189,000	90.0%	9.55	—	Walmart, Staples
Maryland:
Towson (Goucher Commons)	155,000	92.5%	24.57	—	Sprouts, Staples, HomeGoods, Five Below, Ulta, Kirkland's, DSW
Rockville	94,000	98.0%	25.21	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	18.35	—	Best Buy
Woodmore Towne Centre(6)	712,000	96.7%	17.47	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	28.06	—	PetSmart, Central Rock Gym (lease not commenced)
Hyde Park (Shops at Riverwood)(6)	76,000	100.0%	24.42	$21,466	Price Rite, Planet Fitness, Goodwill
Revere (Wonderland Marketplace)	140,000	100.0%	13.43	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester	131,000	100.0%	11.82	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.20	—	Fun City
New Jersey:
Bergen Town Center - East, Paramus	253,000	93.8%	22.39	—	Lowe's, REI, Best Buy
Bergen Town Center - West, Paramus	1,051,000	90.8%	30.98	$300,000	Whole Foods Market, Target, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's
Brick	273,000	98.7%	20.61	$48,869	ShopRite, Kohl's, Marshalls, Old Navy
Carlstadt (leased through 2050)(3)	78,000	98.3%	23.86	—	Stop & Shop
Cherry Hill (Plaza at Cherry Hill)	422,000	76.2%	15.13	$29,000	Aldi, LA Fitness, Raymour & Flanigan, Total Wine, Guitar Center, Sam Ash Music
East Brunswick	427,000	100.0%	14.89	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	98.7%	21.66	$62,728	The Home Depot, Dick's Sporting Goods, Saks Off 5th, Marshalls
East Rutherford	197,000	100.0%	13.05	$23,000	Lowe's
Garfield	298,000	100.0%	16.01	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	99.4%	24.29	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	85.1%	18.07	$21,577	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy, National retailer (lease not commenced)
Jersey City (Hudson Commons)	236,000	100.0%	13.99	$27,620	Lowe's, P.C. Richard & Son
Kearny	118,000	100.0%	23.80	—	LA Fitness, Marshalls, Ulta
Lodi (Washington Street)	43,000	100.0%	20.34	—	Dollar Tree
Manalapan	208,000	87.7%	20.53	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart, Avalon Flooring
Marlton	218,000	100.0%	16.50	$37,400	ShopRite, Kohl's, PetSmart
Middletown (Town Brook Commons)	231,000	97.0%	13.40	$30,971	Stop & Shop, Kohl's
Millburn	104,000	89.5%	28.93	$22,605	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2022
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Morris Plains (Briarcliff Commons)(6)	176,000	94.7%	23.53	—	Uncle Giuseppe's, Kohl's
North Bergen (Kennedy Commons)	62,000	100.0%	14.65	—	Food Bazaar
North Bergen (Tonnelle Commons)	410,000	100.0%	21.92	$99,298	BJ's Wholesale Club, Walmart, PetSmart
North Plainfield (West End Commons)	241,000	96.0%	11.08	$24,770	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Paramus (leased through 2033)(3)	63,000	100.0%	49.97	—	24 Hour Fitness
Rockaway	189,000	93.1%	15.06	$27,420	ShopRite, T.J. Maxx
South Plainfield (Stelton Commons) (leased through 2039)(3)	56,000	100.0%	22.25	—	Staples, Party City
Totowa	271,000	83.4%	18.04	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Staples
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (West Branch Commons)	278,000	90.3%	17.03	—	Lowe's, Burlington
Watchung (Greenbrook Commons)	170,000	100.0%	18.83	$25,710	BJ's Wholesale Club, Aldi (lease not commenced)
Woodbridge (Woodbridge Commons)	225,000	100.0%	13.50	$22,100	Walmart, Charisma Furniture
Woodbridge (Plaza at Woodbridge)	332,000	91.6%	19.04	$52,947	Best Buy, Raymour & Flanigan, Lincoln Tech, Retro Fitness, Bed Bath & Beyond and buybuy Baby
New York:
Bronx (Gun Hill Commons)	81,000	100.0%	36.88	$24,311	Aldi, Planet Fitness
Bronx (Bruckner Commons)(6)	396,000	39.5%	45.47	—	ShopRite, Burlington, Target (lease not commenced)
Bronx (Shops at Bruckner)	115,000	100.0%	38.32	$9,192	Marshalls, Old Navy, Aldi (lease not commenced), Lot Less (lease not commenced), Five Below (lease not commenced)
Brooklyn (Kingswood Center)	129,000	77.6%	30.50	$70,154	T.J. Maxx, Visiting Nurse Service of NY
Brooklyn (Kingswood Crossing)	107,000	69.5%	41.86	—	Target, Marshalls, Maimonides Medical
Buffalo (Amherst Commons)	311,000	98.1%	11.06	—	BJ's Wholesale Club, T.J. Maxx, Burlington, HomeGoods, LA Fitness
Dewitt (Marshall Plaza) (leased through 2041)(3)	46,000	100.0%	24.62	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	26.32	$43,100	The Home Depot, Staples
Huntington	207,000	77.9%	20.63	—	ShopRite (lease not commenced), Marshalls, Old Navy, Petco
Inwood (Burnside Commons)	100,000	90.7%	17.36	—	Bingo Wholesale (lease not commenced)
Mt. Kisco	189,000	100.0%	17.55	$11,920	Stop & Shop, Target
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Queens (Cross Bay Commons)	45,000	92.5%	43.94	—	Northwell Health
Rochester (Henrietta) (leased through 2056)(3)	165,000	97.9%	4.46	—	Kohl's
Staten Island (Forest Commons)	165,000	96.6%	24.83	—	Western Beef, Planet Fitness, Mavis Discount Tire, NYC Public School
Yonkers Gateway Center	448,000	94.1%	15.99	$25,447	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of September 30, 2022
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

Pennsylvania:
Bensalem (Marten Commons)	185,000	96.6%	14.83	—	Kohl's, Ross Dress for Less, Staples, Petco
Broomall(6)	168,000	75.8%	16.40	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital
Glenolden (MacDade Commons)	102,000	100.0%	12.93	—	Walmart
Lancaster (Lincoln Plaza)	228,000	100.0%	5.27	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	25.29	—	PetSmart
Wilkes-Barre	184,000	92.5%	13.12	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchens
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.70	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.56	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas	355,000	85.3%	36.81	$120,715	Sector Sixty6 (lease not commenced), Forever 21, Old Navy
Montehiedra(6)	540,000	85.0%	20.33	$78,004	The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy, Ralph's Food Warehouse (lease not commenced)
Total Retail Portfolio	14,523,000	92.3%	$19.99	$1,663,374
INDUSTRIAL:
East Hanover Warehouses(9)	1,218,000	84.6%	6.87	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Givaudan Flavors, Reliable Tire, Nutra-Med
Lodi (Route 17 North)	127,000	100.0%	9.95	—	AAA Wholesale Group
Total Industrial	1,345,000	86.1%	$7.21	$40,700

Massapequa, NY (Sunrise Mall) (portion leased through 2069)(4)(6)(8)	1,228,000	35.7%	8.06	—	Macy's, Dick's Sporting Goods, Dave & Buster's, Raymour & Flanigan, HomeGoods

Total Urban Edge Properties	17,096,000	87.8%	$18.65	$1,704,074
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 132,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $21.98 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI for the quarter ended September 30, 2022 and 2021.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) Includes the acquisition of 40 Carmans Road.
(9) Includes 151 Ridgedale Avenue and 601 Murray Road which were acquired in August 2021. These properties are included in our non-same property pool for the quarter ended September 30, 2022.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the nine months ended September 30, 2022
(dollars in thousands)

2022 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
2/24/2022	40 Carmans Road	Massapequa	NY	12,000	$4,120
6/8/2022	The Shops at Riverwood	Hyde Park	MA	78,000	$32,905

2022 Property Dispositions:

None.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2022
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 9/30/22	Target Stabilization(2)	Description and status
Bergen Town Center (Phase B)(3)	$44,300		$2,800	2Q25	Ground-up development of an 80,000 sf medical office building for Hackensack Meridian Health on a vacant outparcel facing Route 4
Bruckner Commons(5)	38,700		1,900	2Q25	Retenanting former Kmart box with Target
Bergen Town Center (Phase A)(3)	25,600		12,300	4Q22	Retenanting former Century 21 box with Kohl's
Huntington Commons (Phase A)(3)	23,000		20,400	4Q22	Retenanting former Kmart box with ShopRite and Marshalls
Las Catalinas(3)	12,900		8,000	2Q23	Retenanting former Kmart box with Sector Sixty6
The Outlets at Montehiedra (Phase C)(5)	12,600		200	3Q24	Demising and retenanting former Kmart box with Ralph's Food Warehouse and Urology Hub
Kearny Commons(3)	11,900		11,500	4Q22	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta (open) and small shops as well as adding a freestanding Starbucks (open)
Broomall Commons (Phase B)(5)	10,300		2,200	4Q23	Retenanting 19,000 sf former A.C. Moore with Nemours Children's Hospital and backfilling remaining 41,000 sf of former Giant box
Hudson Mall (Phase A)(3)	9,700		2,100	1Q24	Retenanting former Toys "R" Us box with national retailer
The Outlets at Montehiedra (Phase A)(5)	9,200		7,200	1Q23	Constructing new 14,000± sf building for Walgreens and Global Mattress and a new 3,000± sf pad for Arby's
Shops at Bruckner (Phase B)(3)	9,100		900	2Q23	Retenanting with Aldi and Lot Less
Huntington Commons (Phase B)(3)	8,500		4,200	4Q23	Center repositioning and renovations
Marlton Commons(3)	7,300		700	3Q24	Redeveloping Friendly's with new 10,700± sf multi-tenant pad (First Watch executed)
Burnside Commons(3)	6,900		500	4Q23	Retenanting anchor vacancy with Bingo Wholesale
Shops at Bruckner (Phase A)(3)	6,200		3,100	4Q22	Relocating Jimmy Jazz to former Carter's space and retenanting former Jimmy Jazz and Danice spaces with Five Below; renovating façade and upgrading common areas
Brick Commons(3)	4,500		700	3Q24	Replacing Santander Bank with two quick service restaurants (Shake Shack executed)
Huntington Commons (Phase C)(3)	4,200		100	1Q24	Redemising former Outback to create three small shop spaces (Cycle Bar and GolfTec executed)
Walnut Creek(3)	3,500		2,000	4Q23	Retenanting former Z Gallerie with Sweetgreen (open) and remaining 4,000 sf
Mt. Kisco Commons(3)	3,100		2,800	1Q23	Converting former sit-down restaurant into a Chipotle (open) and Dunkin' Donuts
The Plaza at Cherry Hill(3)	2,800		600	2Q23	Relocating and expanding Total Wine
Briarcliff Commons (Phase B)(5)	2,700		1,400	2Q23	Developing new 4,000± sf pad for CityMD
The Outlets at Montehiedra (Phase B)(5)	2,200		100	2Q24	Developing new 6,000± sf pad for Texas Roadhouse
Yonkers Gateway Center(3)	1,700		300	3Q23	Retenanting end cap space with Wren Kitchens

Total	$260,900	(4)	$86,000

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 30. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for total Active projects is 10% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of September 30, 2022
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 9/30/22	Stabilization(2)	Description
Wilkes-Barre (Phase B)(3)	$2,400		$2,200	3Q22	Retenanted former Babies "R" Us box with Wren Kitchens
Tonnelle Commons (Phase B)(3)	3,000		2,600	2Q22	Retenanted former Staples with Five Below and Skechers
Lodi (Route 17 North)(3)	11,700		11,500	2Q22	Converted former National Wholesale Liquidator space into 127,000± sf industrial space for AAA Wholesale Group
Broomall Commons (Phase A)(6)	6,700		6,500	2Q22	Retenanted 44,000± sf of the former Giant Food space with Amazon Fresh
Briarcliff Commons (Phase A)(6)	10,600		10,500	1Q22	Retenanted former ShopRite with Uncle Giuseppe's
Plaza at Woodbridge(3)	4,100		4,100	1Q22	Repurposed 82,000± sf of unused basement space into Extra Space self-storage facility
Tonnelle Commons (Phase A)(3)	11,000		11,000	4Q21	Added 102,000± sf CubeSmart self-storage facility on excess land
Salem(3)	1,500		1,500	4Q21	Retenanted former Babies "R" Us box with Fun City

Total	$51,000	(4)	$49,900

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Bergen Town Center(3)	Paramus, NJ	Develop a mix of uses including residential, hotel, and/or office; common area improvements and enhancements to improve merchandising
Bruckner Commons(6)	Bronx, NY	Redevelop center including consideration of alternate uses
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition mall with redevelopment and renovation opportunities including retail and amenity upgrades and consideration of alternate uses
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 13% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of September 30, 2022 and December 31, 2021
(in thousands)

	September 30, 2022	December 31, 2021
Secured fixed rate debt	$1,544,486	$1,534,324
Secured variable rate debt	159,588	161,084
Total debt	$1,704,074	$1,695,408

% Secured fixed rate debt	90.6%	90.5%
% Secured variable rate debt	9.4%	9.5%
Total	100%	100%

Secured mortgage debt	$1,704,074	$1,695,408
Unsecured debt(1)	—	—
Total debt	$1,704,074	$1,695,408

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	—	—
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	4.4 years	4.9 years
Weighted average remaining maturity on unsecured debt	N/A	N/A

Total market capitalization (see page 17)	$3,337,093

% Secured mortgage debt	51.1%
% Unsecured debt	—%
Total debt: Total market capitalization	51.1%

Weighted average interest rate on secured mortgage debt(2)	4.17%	3.88%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) No amounts are currently outstanding on our unsecured $800 million line of credit. The agreement has a maturity date of February 9, 2027 with two six-month extension options. Borrowings under the agreement bear interest at SOFR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of September 30, 2022 and December 31, 2021
(dollars in thousands)

Property	Maturity Date	Rate	September 30, 2022	December 31, 2021	Percent of Mortgage Debt at September 30, 2022
Bergen Town Center	4/8/2023	3.56%	$300,000	$300,000	17.6%
Shops at Bruckner	5/1/2023	3.90%	9,192	9,698	0.5%
Hudson Mall	12/1/2023	5.07%	21,577	22,154	1.3%
Yonkers Gateway Center	4/6/2024	4.16%	25,447	26,774	1.5%
Hudson Commons(1)	11/15/2024	4.42%	27,620	28,034	1.6%
Greenbrook Commons(1)	11/15/2024	4.42%	25,710	26,097	1.5%
Gun Hill Commons(1)	12/1/2024	4.42%	24,311	24,680	1.4%
Brick Commons	12/10/2024	3.87%	48,869	49,554	2.9%
Plaza at Cherry Hill(2)	6/3/2025	6.75%	29,000	28,244	1.7%
West End Commons	12/10/2025	3.99%	24,770	25,100	1.5%
Las Catalinas Mall	2/1/2026	4.43%	120,715	123,977	7.1%
Town Brook Commons	12/1/2026	3.78%	30,971	31,400	1.8%
Rockaway River Commons	12/1/2026	3.78%	27,420	27,800	1.6%
Hanover Commons	12/10/2026	4.03%	62,728	63,000	3.7%
Tonnelle Commons	4/1/2027	4.18%	99,298	100,000	5.8%
Manchester Plaza	6/1/2027	4.32%	12,500	12,500	0.7%
Millburn Gateway Center	6/1/2027	3.97%	22,605	22,944	1.3%
Plaza at Woodbridge(3)	6/8/2027	4.66%	52,947	54,029	3.1%
Totowa Commons	12/1/2027	4.33%	50,800	50,800	3.0%
Woodbridge Commons	12/1/2027	4.36%	22,100	22,100	1.3%
Brunswick Commons	12/6/2027	4.38%	63,000	63,000	3.7%
Rutherford Commons	1/6/2028	4.49%	23,000	23,000	1.3%
Kingswood Center	2/6/2028	5.07%	70,154	70,815	4.1%
Hackensack Commons	3/1/2028	4.36%	66,400	66,400	3.9%
East Hanover Warehouses	12/1/2028	4.09%	40,700	40,700	2.4%
Marlton Commons	12/1/2028	3.86%	37,400	37,400	2.2%
Union (Vauxhall)	12/10/2028	4.01%	45,600	45,600	2.7%
The Shops at Riverwood	6/24/2029	4.25%	21,466	—	1.3%
Freeport Commons	12/10/2029	4.07%	43,100	43,100	2.5%
The Outlets at Montehiedra	6/1/2030	5.00%	78,004	79,381	4.6%
Montclair	8/15/2030	3.15%	7,250	7,250	0.4%
Garfield Commons	12/1/2030	4.14%	40,300	40,300	2.4%
Woodmore Towne Centre	1/6/2032	3.39%	117,200	117,200	6.9%
Mount Kisco Commons	11/15/2034	6.40%	11,920	12,377	0.7%
Total mortgage debt		4.17%	$1,704,074	$1,695,408	100.0%
Unamortized debt issuance costs			(8,298)	(8,218)
Total mortgage debt, net			$1,695,776	$1,687,190
(1)Bears interest at one month London Interbank Offered Rate ("LIBOR") plus 190 bps.
(2)Bears interest at one month Prime Rate plus 50 bps.
(3)Bears interest at one month Secured Overnight Financing Rate (“SOFR”) plus 226 bps. The variable component of the debt is hedged with an interest rate cap agreement to limit SOFR to a maximum of 3%, which expires July 1, 2023.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of September 30, 2022
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2022(1)	$4,278	$—	$298	$4,576	4.4%	0.3%
2023	20,883	329,436	1,181	351,500	3.7%	20.6%
2024	21,827	143,706	850	166,383	4.2%	9.8%
2025	19,612	52,260	814	72,686	5.2%	4.3%
2026	14,496	214,246	814	229,556	4.2%	13.5%
2027	9,505	306,455	814	316,774	4.3%	18.6%
2028	8,097	264,822	6	272,925	4.4%	16.0%
2029	5,711	57,724	(60)	63,375	4.2%	3.7%
2030	3,170	101,042	(60)	104,152	4.6%	6.1%
Thereafter	5,185	117,200	(238)	122,147	3.5%	7.3%
Total	$112,764	$1,586,891	$4,419	$1,704,074	4.2%	100%
	Unamortized debt issuance costs			(8,298)
	Total outstanding debt, net			$1,695,776
(1) Remainder of 2022.